SEPARATION AGREEMENT AND MUTUAL GENERAL RELEASE

This SEPARATION AGREEMENT AND MUTUAL GENERAL RELEASE (hereinafter referred to as the “Agreement” and/or “Separation Agreement”) is made and entered into between and among Howard Chase (“Chase”), Loren McFarland (“McFarland”), William Hitchcock (“Hitchcock”) and Eugene Bauer (“Bauer”) (collectively, Chase, McFarland, Hitchcock and Bauer, the “Director Parties” and each individually also a “Director” ), Patient Safety Technologies, Inc., a Delaware corporation (“PST”) and those stockholders set forth on the signature pages hereto (collectively, the “Stockholder Parties” and the Stockholder Parties, the Director Parties and PST, the “Parties” and each a “Party”).

RECITALS

A.          The Directors are Directors of PST.

B.           The Directors have performed significant services and contributions to PST during their tenure as Directors of PST.

C.           The Directors have participated in the review and approval process related to a Series B Preferred Stock financing of PST (the “Financing”) by certain investors, including several Stockholder Parties.

D.          At the Closing of the Financing (the “Closing”), the Directors are resigning as Directors of PST.

E.           In connection with the Financing, the Parties desire to enter into this Separation Agreement and Mutual General Release to facilitate the Financing and provide for a smooth transition.

NOW, THEREFORE, in consideration of the premises and promises herein contained, the adequacy and receipt of which are hereby acknowledged by all Parties, the Parties agree as follows (except where this Agreement provides that an agreement is only of a specific Party):

AGREEMENTS

1.  Incorporation of Recitals:  The foregoing Recitals are hereby incorporated into this Agreement.

2.  Mutual General Release Of Claims: Each of the Parties  hereby releases the other as follows:

(a)         Except with respect to, and in connection with, the enforcement of a Party's rights and representations and warranties under the provisions of this Agreement, effective as of the Closing, each of the Stockholders Parties and separately, PST, each on its own respective behalf and on behalf of its respective heirs, administrators, executors, predecessors, successors and assigns, does hereby and forever release and discharge each of the Director Parties, and each of their respective heirs, administrators, executors, successors, assigns, affiliates, representatives, agents, servants, employees, shareholders, partners, directors, insurers, predecessors in interest, attorneys and accountants (collectively, the "Director Released Parties"), of and from any and all present and future obligations (accrued or unaccrued), claims, demands, actions, causes of action, indebtedness, liabilities, agreements, damages, or losses of any type, kind or character, whether known or unknown, asserted or which could have been asserted, suspected or unsuspected, fixed or contingent, which directly or indirectly relate to, arise out of, or are in any way connected with any act or omission taken or occurring on or at any time prior to, the Closing directly or indirectly related to or involving or arising out of PST in any manner (collectively, the "Director Released Claims"). Notwithstanding the foregoing, this Section 2(a) does not release or discharge (a) Director Released Claims that cannot lawfully be released by this Agreement or (b) the Indemnification Agreements (defined below). For the avoidance of doubt, the terms and conditions of the Indemnification Agreements shall be applied without being affected by the release of the Released Claims set forth in this Agreement..

(b)         Except with respect to, and in connection with, the enforcement of a Party's rights and representations and warranties under the provisions of this Agreement, effective as of the Closing, each of the Director Parties, on its own behalf and on behalf of its heirs, administrators, executors, predecessors, successors and assigns, does hereby and forever release and discharge PST and each of the Stockholder Parties, and each of their respective heirs, administrators, executors, successors, assigns, affiliates, representatives, agents, servants, employees, shareholders, partners, directors, insurers, predecessors in interest, attorneys and accountants (collectively, the "Stockholder Released Parties"), of and from any and all present and future obligations (accrued or unaccrued), claims, demands, actions, causes of action, indebtedness, liabilities, agreements, damages, or losses of any type, kind or character, whether known or unknown, asserted or which could have been asserted, suspected or unsuspected, fixed or contingent, which directly or indirectly relate to, arise out of, or are in any way connected with any act or omission taken or occurring on or at any time  prior to, the Closing which are directly or indirectly related to or involving or arising out of PST in any manner (collectively, the "Stockholder Released Claims").  Notwithstanding the foregoing, this Section 2(b) does not release or discharge (a) Stockholder Released Claims that cannot lawfully be released by this Agreement nor (b) the Indemnification Agreements dated June 1, 2010, by and between PST and each Director (the “indemnification Agreements”); it being understood that the Indemnification Agreements shall remain in full force and effect notwithstanding this Separation Agreement nor (c) any indemnification obligations under PST’s charter documents (Bylaws/Certificate of Incorporation) nor (d) any obligation of PST or its insurance carriers to provide insurance coverage or accept and defend indemnification claims nor (e) the stock options or cash compensation to which each Director is entitled as set forth elsewhere in this Agreement.

3.  No Complaints/Covenant Not To Sue/Acknowledgment:  Each Party each represent that they have not filed any complaints, charges, claims, or actions against any of the other Parties related to the subject matter of this Agreement with any state, federal, or local agency or court or any other forum. Except with respect to, and in connection with, the enforcement of a Party's rights under the provisions of this Agreement, all Parties to this Agreement covenant and agree never to commence, voluntarily aid in any way or prosecute any action or proceeding based upon each Party’s respective Released Claims.  If any such action or proceeding is commenced, this Agreement may be pleaded as a full and complete defense thereto. Each Party represents that it has been represented by independent legal counsel of its own choice in connection with the negotiation and execution of this Agreement and has had adequate opportunity to undertake whatever due diligence or investigation it deemed necessary to enter into this Agreement. Each represents that it is not relying and has not relied on any representation, warranty or statement made by any other Released Party with respect to the facts relating to the subject matter of this Agreement except as expressly set forth in this Agreement and assumes the risk of any mistake of fact relating to the subject matter of this Agreement or with regard to any of the facts which are now unknown to them relating thereto, and to no such representation, warranty, statement or mistake with respect to the facts relating to the subject matter of this Agreement may be utilized as the basis of or offered as evidence to support any future claim among or between any of the Released Parties. Each Party represents and warrants that it has the right and authority to enter into and execute this Agreement.

4.  Waiver Of Unknown Claims:  The Parties understand and agree and each has been advised by legal counsel that the Released Claims include not only claims presently known to the Parties but also include all unknown or unanticipated claims.  The Parties knowingly and voluntarily waive any and all rights or benefits that they may now have, or in the future may have, under the terms of Section 1542 of the California Civil Code (and all statutory and common law equivalents thereof), which provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

5.  Non-Disparagement:  For a period of two years after the Closing, each of the Director Parties agrees that he will not disparage any of the Stockholder Parties or PST in connection with the subject matter of this Agreement.  For a period of two years after the Closing, each of PST and the Stockholders Parties agrees that it will not disparage any of the Director Parties in connection with the subject matter of this Agreement.  Brian Stewart confirms the preceding sentence prohibits disparagement by him directly or indirectly.  Notwithstanding the foregoing, this Section 5 does not prevent or limit a Party from giving truthful testimony or other legally compelled disclosure.

6.  Indemnification And Forfeiture In The Event Of Breach:  Each of the Parties hereto agrees to indemnify and hold the other harmless from and against any and all loss, cost, damage or expense, including but not limited to attorney’s fees incurred by the other, arising out of any breach of this Agreement or false representation herein by the indemnifying Party.

7.  No Admission Of Liability:  Nothing in this Agreement constitutes an admission of liability, responsibility or the merit or  lack of merit of any claim or defense on the part of any Party except for the contractual obligations expressly set forth in this Agreement.

8.  Director Stock Options:  Effective as of the Closing, PST agrees that each of the Director’s stock options pursuant to their respective Stock Option Agreements (as amended hereunder) shall provide as follows:

(a)         Howard Chase – PST acknowledges that all 200,000 “Option Shares” under Chase’s June 22, 2009 Option Agreement with PST (the “Chase Option Agreement”) are fully vested (the “Chase Vested Options”). Notwithstanding Section 5 of the Chase Option Agreement, Section 5.1(a) is hereby amended to provide that the exercisability of such Chase Option Shares and the term thereof shall not expire until June 30, 2012 and PST acknowledges that Chase’s resignation was voluntary and other than for “cause” (as defined under the Chase Option Agreement). Section 1 and Section 5.1(b) of the Chase Option Agreement are hereby terminated and of no further force or effect. PST shall maintain the registration of the Chase Vested Options under PST’s S-8 Registration Statement filed with the SEC on February 16, 2010 (or any substitute S-8 Registration Statement), in full force and effect so long as any securities are registered under any PST S-8 Registration Statement (or comparable form).  Chase acknowledges and agrees that other than the options referenced in this paragraph he has no other options or similar rights to acquire equity of PST and PST owes him no additional equity or rights, and that any other options he may have shall terminate and shall cease vesting on the Closing.

(b)         Loren McFarland – PST acknowledges that all 200,000 “Option Shares” under McFarland’s June 22, 2009 Option Agreement with PST (the “McFarland Option Agreement”) are fully vested (the “McFarland Vested Options”). Notwithstanding Section 5 of the McFarland Option Agreement, Section 5.1(a) is hereby amended to provide that the exercisability of such McFarland Option Shares and the term thereof shall not expire until June 30, 2012 and PST acknowledges that McFarland’s resignation was voluntary and other than for “cause” (as defined under the McFarlan Option Agreement). Section 1 and Section 5.1(b) are hereby terminated and of no further force or effect. PST shall maintain the registration of the McFarland Vested Options under PST’s S-8 Registration Statement filed with the SEC on February 16, 2010 (or any substitute S-8 Registration Statement), in full force and effect so long as any securities are registered under any PST S-8 Registration Statement (or comparable form).  McFarland acknowledges and agrees that other than the options referenced in this paragraph he has no other options or similar rights to acquire equity of PST and PST owes him no additional equity or rights, and that any other options he may have shall terminate and shall cease vesting on the Closing.

(c)         William Hitchcock – PST acknowledges and agrees that 50,000 “Option Shares” under Hitchcock’s January 26, 2010 Option Agreement with PST (the “Hitchcock Option Agreement”) shall be fully vested as of the Closing (the “Hitchcock Vested Options”) notwithstanding anything to the contrary under the Hitchcock Option Agreement. Notwithstanding Section 4 of the Hitchcock Option Agreement, Section 4.1(a) is hereby amended to provide that the exercisability of such Hitchcock Option Shares and the term thereof shall not expire until June 30, 2012 and PST acknowledges that Hitchcock’s resignation was voluntary and other than for “cause” (as defined under the Hitchcock Option Agreement). Section 4.1(b) is hereby terminated and of no further force or effect. PST shall maintain the registration of the Vested Options under PST’s S-8 Registration Statement filed with the SEC on February 16, 2010 (or any substitute S-8 Registration Statement), in full force and effect so long as any securities are registered under any PST S-8 Registration Statement (or comparable form). Hitchcock acknowledges and agrees that other than the options referenced in this paragraph he has no other options or similar rights to acquire equity of PST and PST owes him no additional equity or rights, and that any other options he may have shall terminate and shall cease vesting on the Closing.

(d)         Eugene Bauer – PST acknowledges and agrees that 50,000 “Option Shares” under Bauer’s January 26, 2010 Option Agreement with PST (the “Bauer Option Agreement”) shall be fully vested as of the Closing (the “Bauer Vested Options”) notwithstanding anything to the contrary under the Bauer Option Agreement. Notwithstanding Section 4 of the Bauer Option Agreement, Section 4.1(a) is hereby amended to provide that the exercisability of such Bauer Option Shares and the term thereof shall not expire until June 30, 2012 and PST acknowledges that Bauer’s resignation was voluntary and other than for “cause” (as defined under the Bauer Option Agreement). Section 4.1(b) is hereby terminated and of no further force or effect. PST shall maintain the registration of the Vested Options under PST’s S-8 Registration Statement filed with the SEC on February 16, 2010 (or any substitute S-8 Registration Statement), in full force and effect so long as any securities are registered under any PST S-8 Registration Statement (or comparable form).  Bauer acknowledges and agrees that other than the options referenced in this paragraph he has no other options or similar rights to acquire equity of PST and PST owes him no additional equity or rights, and that any other options he may have shall terminate and shall cease vesting on the Closing.

9.  Director Cash Compensation:  At the Closing, PST shall deliver to each Director by cashier’s check or wire transfer as instructed by each Director in immediately available funds the following amounts as indicated next to each Director’s name below, less legally required tax withholding:

(a)         Howard Chase – $83,488

(b)         Loren McFarland – $64,912

(c)         William Hitchcock – $10,025

(d)         Eugene Bauer – $10,025

Each Director agrees and acknowledges that other than the payment set forth opposite his respective name immediately above, PST does not and will not owe or be obligated to pay, and such Director is not entitled to receive or claim, any wages, directors fees, compensation, reimbursement, bonus (for 2009, 2010 or any other period) or other payments (including accrued but unused vacation and reimbursable business-related expenses) from or on behalf of PST as of the date hereof (for services rendered or otherwise) or as a result of the ending of such Directors directorship or services to PST or in connection with any agreement he may have with PST.

10.   PST Obligations:

In addition to any other obligation under each Director’s Indemnification Agreement with PST, PST agrees and covenants that for a period of no less than four years following the Closing (the “Coverage Period”), PST shall maintain in full force and effect for the benefit of each Director as a named insured Director & Officer Liability Insurance on terms and conditions (including but not limited to policy limits, deductibles, scope of coverage and the like with a financially sound insurance carrier) no less favorable as such insurance is currently in effect as of the Closing.

11. Miscellaneous:  In further consideration of this Agreement, each Party agrees as follows:

(a) The terms mentioned in the preceding paragraphs of this Agreement are the entire and only consideration for it;

(b) The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the Parties. The Parties hereto and their counsel have reviewed this Agreement and specifically agree that any rule of construction, to the effect that ambiguities are to be resolved against the drafting party, shall not apply to the interpretation of this Purchase Agreement. All Parties acknowledge and agree (and waive any conflicts) that Reed Smith LLP as the current counsel for PST has likewise advised and counseled the Directors in connection with this Agreement.

(c) This Agreement shall be governed by and construed in accordance with the internal laws of the State of California without application of conflicts of law principles;

(d) The various provisions of this Agreement are severable and if any is unenforceable, at law or in equity, that provision may be severed, leaving the others remaining in full force and effect;

(e) Headings contained in this Agreement are for convenience only and shall not be considered for any purpose in construing the Agreement;

(f) This Agreement may only be modified by a written agreement identified as an amendment/modification to this Agreement and signed by the Parties hereto; and

(g) The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement. The entirety of the Stock Option Agreements and Indemnification Agreements, as such may be modified by this Agreement, are incorporated herein by reference and shall survive the execution of this Agreement.

(h) This Agreement contains the entire agreement between the Parties to it with regard to the matters set forth in it and shall be binding upon and inure to the benefit of the executors, administrators, personal representatives, heirs, successors and assigns of each.  This Agreement fully supersedes any and all negotiations, and all prior written, oral, or implied agreements or understandings between the Parties pertaining to the subject matters hereof.

(i) In the event of any suit or other proceeding to construe or enforce any provision of this Agreement or any other instrument to be entered into pursuant hereto, or otherwise in connection with this Agreement, the prevailing party’s or parties’ reasonable attorneys’ fees and costs (in addition to all other amounts and relief to which such party or parties may be entitled) shall be paid by the other party or parties.

(j)          All agreements, representations, releases and covenants by all Parties herein are separate and individual agreements, representations, releases and covenants of that specific signatory alone, even if expressed as plural agreements, and are not joint and several.  For the avoidance of doubt, no Director Party is liable for the performance or non performance of PST or each other, nor is any Stockholder Party liable for the performance or non performance of PST or each other.

(k)         Any notice, request or other communication required to be given pursuant to the provisions hereof shall be in writing and shall be deemed to have been given when delivered in person, or five (5) days after being deposited in the United States mail, certified or registered, postage prepaid, return receipt requested and addressed to the party at its last known address.  The address of any party may be changed by notice in writing to the other parties duly served in accordance herewith.

(l)          All Parties understand that PST expects that it will, and that PST is entitled to, file this Agreement with the SEC publicly.

(k)         This Agreement may be executed in one or more counterparts (including by means of telecopied or electronic signature pages), all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties hereto and delivered to the other party hereto.

PLEASE READ CAREFULLY.  THIS SEPARATION  AGREEMENT AND GENERAL RELEASE INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

Agreed:

DIRECTOR PARTIES:

DATED:
HOWARD CHASE

DATED:
LOREN MCFARLAND

DATED:

WILLIAM HITCHCOCK

DATED:
EUGENE BAUER

PST;

DATED:	PATIENT SAFETY TECHNOLOGIES, INC.

By:
Authorized Signatory

STOCKHOLDER PARTIES:

DATED:	John P. Francis

John P. Francis

DATED:	Brian Stewart

Brian Stewart

DATED:	A Plus International, Inc.

By:
Authorized Signatory

DATED:	Wenchen Lin

Wenchen Llin

DATED:	Radisson Trading Company

By:
Authorized Signatory

DATED:	Catalysis Partners, LLC
by Francis Capital Management, LLC
by: John Francis, Managing Member

By:
Authorized Signatory

DATED:	Catalysis Offshore, Ltd.
by Francis Capital Management, LLC
by: John Francis, Managing Member

By:
Authorized Signatory

DATED:	Francis Capital Management, LLC
by: John Francis, Managing Member

By:
Authorized Signatory